As filed with the Securities and Exchange Commission on July 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Crinetics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	26-3744114
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10222 Barnes Canyon Road, Bldg. #2

San Diego, California 92121

(858) 450-6464

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

R. Scott Struthers, Ph.D.

President and Chief Executive Officer

10222 Barnes Canyon Road, Bldg. #2

San Diego, California 92121

(858) 450-6464

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cheston J. Larson Matthew T. Bush Kevin C. Reyes Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 Tel: (858) 523-5400	Charles S. Kim Sean M. Clayton David Peinsipp Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-225824)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common stock, $0.001 par value per share	1,150,000	$17.00	$19,550,000	$2,433.98

(1)	Represents only the additional number of shares being registered and includes 150,000 additional shares of common stock that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-225824) (“Prior Registration Statement”).
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	The Registrant previously registered 5,750,000 shares of its common stock with an aggregate offering price not to exceed $97,750,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on July 17, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $19,550,000 are hereby registered, which includes shares that the underwriters have the option to purchase.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Crinetics Pharmaceuticals, Inc. (the “Registrant”) by 1,150,000 shares, 150,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-225824) (“Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on July 9, 2018)

23.1	Consent of BDO USA, LLP, independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on June 22, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on this 17th day of July, 2018.

CRINETICS PHARMACEUTICALS, INC.

By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ R. Scott Struthers, Ph.D. R. Scott Struthers, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	July 17, 2018

/s/ Marc J.S. Wilson Marc J.S. Wilson	Chief Financial Officer (principal financial and accounting officer)	July 17, 2018

* Wendell Wierenga, Ph.D.	Chairman of the Board of Directors	July 17, 2018

* Mason Freeman, M.D.	Director	July 17, 2018

* Matthew K. Fust	Director	July 17, 2018

* Stephen Kaldor, Ph.D.	Director	July 17, 2018

* Weston Nichols, Ph.D.	Director	July 17, 2018

* Jack B. Nielsen, M.Sc.	Director	July 17, 2018

*By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
Attorney-in-fact